                                                                    EXHIBIT 99.3

                          EL PASO NATURAL GAS COMPANY

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           TENDER OF ALL OUTSTANDING
                         8 3/8% NOTES DUE JUNE 15, 2032

                                IN EXCHANGE FOR

                         8 3/8% NOTES DUE JUNE 15, 2032
                           THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

     This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of El Paso Natural Gas Company, a Delaware corporation ("El Paso Natural Gas"), and to tender 8 3/8% Notes Due June 15, 2032 (the "Old Notes") to the exchange agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Procedures for Tendering Old Notes -- Guaranteed Delivery" of the prospectus of El Paso Natural Gas, dated
       , 2002 (the "Prospectus"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the expiration date (as defined below) of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

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      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                       CITY TIME, ON THE EXPIRATION DATE.
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                 The Exchange Agent for the Exchange Offer is:
                      DEUTSCHE BANK TRUST COMPANY AMERICAS

By Registered or Certified Mail
     or Overnight Courier:                 By Mail:                  By Hand in New York:
  DB Services Tennessee, Inc.     DB Services Tennessee, Inc.     Deutsche Bank Trust Company
   Corporate Trust & Agency           Reorganization Unit                  Americas
           Services                     P.O. Box 292737            C/O The Depository Trust
      Reorganization Unit          Nashville, TN 37229-2737          Clearing Corporation
    648 Grassmere Park Road                                       55 Water Street, 1st floor
      Nashville, TN 37211                                           Jeanette Park Entrance
                                                                      New York, NY 10041

                           By Facsimile Transmission:
                        (for Eligible Institutions only)
                              Fax: (615) 835-3701

                             Confirm by Telephone:
                                 (615) 835-3572

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to El Paso Natural Gas, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Old Notes listed below:

                            CERTIFICATE NUMBER(S)
                                 (IF KNOWN)
                                OF OLD NOTES
                              OR ACCOUNT NUMBER
                              AT THE BOOK ENTRY    AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
      TITLE OF SERIES         TRANSFER FACILITY    AMOUNT REPRESENTED     AMOUNT TENDERED
      ---------------       ---------------------  -------------------  -------------------
  El Paso Natural Gas
    8 3/8 Notes due June
    15, 2032..............
                               ---------------       ---------------      ---------------

                            PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s): ---------------------------------------------------

Address(es): -------------------------------------------------------------------

Area Code and Telephone Number(s):----------------------------------------------

Signature(s): ------------------------------------------------------------------

Dated: -------------------------------------------------------------------, 2002

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity: ----------------------------------------------------------------------

Address(es): -------------------------------------------------------------------

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the exchange agent's account at the DTC as described in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes -- Book-Entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the expiration date.

Name of Firm: ------------------------------------------------------------------

Address: -----------------------------------------------------------------------

--------------------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

Area Code and Telephone Number: ------------------------------------------------

Name: --------------------------------------------------------------------------

Title: -------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Dated: -------------------------------------------------------------------, 2002

     DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the expiration date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the DTC's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to El Paso Natural Gas of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the exchange agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.